UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.141-12

Superior Drilling Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

June 30, 2023

Dear Stockholders:

The information in this letter is intended to supplement and amend certain information included in the definitive proxy statement relating to the Annual Meeting of Stockholders of Superior Drilling Products, Inc., which was filed with the Securities and Exchange Commission on June 30, 2023, or the Proxy Statement.

In two place in the Proxy Statement, the Annual Meeting is stated to be occurring at the Uintah Conference Center, 313 E. 200 S. Vernal, Utah 84078. The Annual Meeting is actually being held at the offices of the Company at 1583 South 1700 East, Vernal, Utah 84078. No other information in the Proxy Statement is being supplemented or amended.

We look forward to seeing you at the Annual Meeting.

By order of the Board of Directors,

/s/ Annette Meier
Annette D. Meier
Secretary

June 30, 2023